Exhibit 99.1

TICC Announces Financial Results for First Quarter 2007 and Dividend of $0.36 per Share

GREENWICH, CT – 5/08/2007 – Technology Investment Capital Corp. (NASDAQ: TICC) announced today that its Board of Directors has declared a dividend of $0.36 per share for the second quarter of 2007.

The dividend is payable as follows:

•	Payable Date: June 29, 2007

•	Record Date: June 8, 2007

In addition, TICC announced today its financial results for the quarter ended March 31, 2007

HIGHLIGHTS

•

For the three months ended March 31, 2007, we recorded net investment income of approximately $6.6 million, or approximately $0.34 per share, net unrealized depreciation on investments of approximately $3.0 million and a net realized loss on investments of approximately $143,000. In total, we had a net increase in net assets resulting from operations of approximately $0.18 per share for the first quarter.

•	Total investment income for the first quarter amounted to approximately $9.9 million, of which approximately $9.6 million was interest income and approximately $280,000 was fee income.

•

We recorded unrealized depreciation on our debt investments in GenuTec Business Solutions, Inc. ($5.0 million) and Falcon Communications, Inc. ($1.5 million), based upon a review of the operating performance of these companies, as well as consideration of other factors and conditions affecting these investments. These decreases were partially offset by unrealized appreciation of approximately $3.0 million associated with the equity investment in Algorithmic Implementation, Inc. and unrealized appreciation on other investments of approximately $500,000. Our debt investment in GenuTec was placed on non-accrual status as of March 31, 2007.

•

Investment activity for the first quarter amounted to approximately $26.4 million, and consisted of 1 investment in a new portfolio company and an additional investment in an existing portfolio company, as follows:

•	$25.0 million investment in senior secured notes issued by AKQA, Inc. an independent global marketing agency that provides customer relationship marketing and e-commerce solutions to its clients.

•	$1.4 million was drawn on our previous commitment to GenuTec Business Solutions, Inc., an existing portfolio company.

•

At March 31, 2007, the weighted average yield of our debt investments (excluding cash equivalents and assuming no interest income on the investment placed on non-accrual status) was approximately 12.0%.

•	Expenses for the quarter were approximately $3.3 million, including interest expense of approximately $1.0 million, reflecting the borrowings that have been made under our credit facility.

•	At March 31, 2007 approximately $56.5 million was outstanding under our credit facility; as of May 7, 2007 approximately $76.5 was outstanding under the facility.

SUBSEQUENT EVENTS

On April 10, 2007, we completed an $11.5 million transaction with PrePak Systems, Inc., whereby we invested $10 million in senior secured notes with a commitment of an additional $1.5 million in senior notes, as the company achieves certain milestones. PrePak Systems, Inc. is a contract packaging organization that repackages bulk pharmaceuticals into bottles, blister packs and individually packaged doses for government mail outpatient pharmacies and hospitals, commercial hospitals, nursing homes, and direct pharmacy clients.

On April 24, 2007, we completed a $15.0 million investment in senior secured notes issued by American Integration Technologies, LLC an existing portfolio company.

On May 7, 2007, we completed a $14.9 million transaction with Box Services, LLC, whereby we invested $13.5 million in senior secured notes with a commitment of an additional $1.4 million in senior notes, as the company achieves certain milestones. Box Services is a provider of digital imaging services to leading professional photographers, luxury fashion brands, publishers and advertisers.

On May 7, 2007, we amended our credit facility with the Royal Bank of Canada and Branch Banking & Trust Company, reducing the interest rate on the facility by 50 basis points, to 1.75% over LIBOR, and increasing the size of the facility to $150 million.

We will host a conference call to discuss our first quarter results today, Tuesday, May 8th at 10:00 AM EDT. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-660-6853, the account number is 286 and the access code is 239279.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2006 and subsequent reports on Form 10-Q as they are filed, each of which are available on the SEC’s website at www.sec.gov.

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2007 (unaudited)	December 31, 2006
ASSETS
Investments, at fair value (cost: $320,038,435 @ 3/31/07; $325,660,997 @ 12/31/06)
Non-affiliated investments	$292,076,024	$303,933,738
Affiliated investments	25,460,813	22,251,122

Total investments at fair value	317,536,837	326,184,860

Cash and cash equivalents	7,916,833	5,181,512
Interest receivable	2,594,904	3,216,305
Prepaid expenses and other assets	246,238	237,069

Total assets	$328,294,812	$334,819,746

LIABILITIES
Investment advisory fee payable to affiliate	$1,641,555	$1,995,517
Dividends payable	0	2,364,699
Accrued interest payable	405,001	458,507
Accrued expenses	304,714	165,678
Loans payable	56,500,000	58,500,000

Total liabilities	58,851,270	63,484,401

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 19,810,567 and 19,705,824 issued and outstanding, respectively	198,106	197,058
Capital in excess of par value	271,662,365	269,909,732
Net unrealized appreciation (depreciation) on investments	(2,501,598)	523,863
Accumulated net realized gains on investments	176,932	320,139
Distributions less than (in excess of) investment income	(92,263)	384,553

Total net assets	269,443,542	271,335,345

Total liabilities and net assets	$328,294,812	$334,819,746

Net asset value per common share	$13.60	$13.77

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
INVESTMENT INCOME
From non-affiliated investments:
Interest income - debt investments	$8,658,400	$6,028,432
Interest income - cash and cash equivalents	121,519	353,981
Other income	280,250	826,077

Total investment income from non-affiliated investments	9,060,169	7,208,490

From affiliated investments:
Interest income - debt investments	836,691	0
Other income	0	0

Total investment income from affiliated investments	836,691	0

Total investment income	9,896,860	7,208,490

EXPENSES
Compensation expense	200,000	130,182
Investment advisory fees	1,641,555	1,348,793
Professional fees	251,185	294,575
Interest expense	1,004,226	0
General and administrative	171,741	119,855

Total expenses	3,268,707	1,893,405

Net investment income	6,628,153	5,315,085

Net change in unrealized appreciation or depreciation on investments	(3,025,461)	(210,588)

Net realized (losses) gains on investments	(143,207)	158,340

Net increase in net assets resulting from operations	$3,459,485	$5,262,837

Net increase in net assets resulting from net investment income per common share:
Basic and Diluted	$0.34	$0.27
Net increase in net assets resulting from operations per common share:
Basic and Diluted	$0.18	$0.27
Weighted average shares of common stock outstanding:
Basic and Diluted	19,732,312	19,345,133

TECHNOLOGY INVESTMENT CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
	(Unaudited)	(Unaudited)
Per Share Data
Net asset value at beginning of period	$13.77	$13.77

Net investment income(1)	0.34	0.27
Net realized and unrealized capital gains(2)	(0.17)	0.01
Effect of shares issued, net of offering expenses	0.02	0.00

Total from investment operations	0.19	0.28

Dividends from net investment income(3)	(0.36)	(0.30)

Net asset value at end of period	$13.60	$13.75

Per share market value at beginning of period	$16.14	$15.10
Per share market value at end of period	$16.91	$14.54
Total return(4)	7.00%	(1.7)%
Shares outstanding at end of period	19,810,567	19,459,976

Ratios/Supplemental Data
Net assets at end of period (000’s)	$269,444	$267,657
Average net assets (000’s)	$273,558	$267,415
Ratio of expenses to average net assets	4.78%	2.83%
Ratio of expenses, excluding interest expense, to average net assets	3.31%	2.83%
Ratio of net investment income to average net assets	9.69%	7.95%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Includes rounding adjustment to reconcile change in net asset value per share.
(3)	Dividends for the first quarter of 2007 were funded from undistributed net investment income from 2006, as well as net investment income for the three months ended March 31, 2007. Management monitors available net investment income to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders.
(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan. Total return is not annualized.

About Technology Investment Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.